                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          ALLIANCE LAUNDRY SYSTEMS LLC
                          ----------------------------

          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this

"Agreement"), dated as of ________, 1998, is adopted, executed and agreed to,
----------
for good and valuable consideration, by the sole Member.  Pursuant to Section
9.1 of that certain Limited Liability Company Agreement of Alliance Laundry Systems LLC (the "LLC"), dated March 26, 1998 (the "Original Agreement"), the
                  ---                               ------------------
parties thereto desire to amend and restate the Original Agreement. Unless otherwise defined herein, capitalized terms used herein are defined in Section
1.7 hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the Original Agreement as follows:

                                   ARTICLE I

             GENERAL PROVISIONS; CAPITAL CONTRIBUTIONS; DEFINITIONS

          Section 1.1    Formation.  The LLC was formed on March 26, 1998
                         ---------
pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act, 6 Del. C. (S)18-101, et seq., as amended from time to
                                            -- ---
time (the "Act"), and the provisions of this Agreement.
           ---

          Section 1.2    Limited Liability Company Agreement .  The Member
                         ------------------------------------
hereby executes this Agreement for the purpose of establishing the affairs of the LLC and the conduct of its business in accordance with the provisions of the Act. The Member hereby agrees that during the term of the LLC set forth in
Section 1.8, the rights and obligations of the Member with respect to the LLC will be determined in accordance with the terms and conditions of this Agreement and, except where the Act provides that such rights and obligations specified in the Act shall apply "unless otherwise provided in a limited liability company agreement" or words of similar effect, and such rights and obligations are set forth in this Agreement, the Act; provided that, notwithstanding the foregoing,
                                  --------
Section 18-210 of the Act shall not apply or be incorporated into this Agreement.

          Section 1.3    Name.  The name of the LLC will be "Alliance Laundry
                         ----
Systems LLC," or such other name or names as the Board may from time to time designate.

          Section 1.4    Purpose.  The LLC's purpose shall be to carry on any
                         -------
activities which may be lawfully be carried on by a limited liability company organized pursuant to the Act.

          Section 1.5    Registered Office; Registered Agent; Place of Business.
                         ------------------------------------------------------
The registered office of the LLC required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the LLC) as the Board may designate from time to time in the manner provided by law. The registered agent of the LLC in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Board may designate from time to time in the manner provided by law. The LLC will maintain an office and principal place of business at such place or places inside or outside the State of Delaware as the Board may designate from time to time.

          Section 1.6    Capital Contributions.
                         ---------------------

               (a) The Member shall, promptly following the execution of this Agreement, contribute to the capital of the LLC an amount as set forth on

     Schedule I.  The Board shall amend Schedule I from time to time to reflect
     ----------                         ----------
     any future capital contributions made by any Participant. Persons hereafter admitted as Members of the LLC shall make such contributions of cash (or promissory obligations), property or services to the LLC as shall be determined by the Board and the Member making the contribution in their sole discretion at the time of each such admission.

               (b) No Participant shall have any responsibility to restore any negative balance in his, her or its Capital Account or to contribute to or in respect of liabilities or obligations of the LLC, whether arising in tort, contract or otherwise, or return distributions made by the LLC except as required by the Act or other applicable law. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Participants for liabilities of the LLC.

               (c) No interest shall be paid by the LLC on capital contributions or on balances in Capital Accounts.

               (d) A Participant shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the LLC except as provided in Articles III and V; nor shall a Participant be entitled to make any capital contribution to the LLC other than as expressly provided herein. Any Participant may, with the approval of the Board, make loans to the LLC, and any loan by a Participant to the LLC shall not be considered to be a capital contribution for any purpose and shall not result in an increase in the amount of the Capital Account of such Participant.

          Section 1.7    Definitions.  For purposes of this Agreement:
                         -----------

          "Assignee"  means a person or entity to whom an LLC interest has been
           --------
transferred in a Transfer described in Section 4.4, unless and until such person or entity becomes a Member with respect to such LLC interest.

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

          "Board" shall have the meaning assigned to it in Section 4.2 hereof.
           -----

          "Book Value" means, with respect to any LLC property, the LLC's
           ----------
adjusted basis for federal income tax purposes, except that the initial Book Value of any property contributed to the LLC shall be the value of such property on the date of such contribution, as agreed by the Board and the Member contributing the property, and the Book Value of any LLC property shall be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts).

          "Capital Account" has the meaning set forth in Section 2.1.
           ---------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and the regulations promulgated thereunder.

          "Event of Withdrawal" means the death, expulsion or dissolution of a
           -------------------
Member.

          "Losses" for any period means all items of LLC loss, deduction and
           ------
expense for such period determined according to Section 2.2.

          "Majority in Interest" means the Member(s) holding a majority of the
           --------------------
Percentage Interests of all Members.

          "Member" means Alliance Laundry Holdings LLC and any Person admitted
           ------
to the Company as a Substituted Member or Additional Member; but only so long as such Person is shown on the Company's books and records as the owner of one or more Units.

          "Participant" means a Member, a Terminated Member or an Assignee.
           -----------

          "Percentage Interest" means, in respect of each Participant, such
           -------------------
Participant's interest in the income, gains, losses, deductions and expenses of the LLC as set forth on Schedule I.
                        ----------

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Profits" for any period means all items of LLC income and gain for
           -------
such period determined according to Section 2.2.

          "Securityholders Agreement" shall mean that certain Securityholders
           -------------------------
Agreement, dated as of the date hereof, by and among Alliance Laundry Holdings LLC and each of its Members, as amended or modified from time to time.

          "Terminated Member" means a person who has ceased to be a Member
           -----------------
pursuant to Section 4.7.

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

          Section 1.8    Term.  The LLC shall continue until dissolved and
                         ----
terminated in accordance with Article V of this Agreement.

          Section 1.9    No State-Law Partnership.  The Participant(s) intend
                         ------------------------
that the LLC not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Participant be a partner or joint venturer of any other Participant, for any purposes other than federal and, if applicable, state tax purposes, and neither this Agreement nor any other document entered into by the LLC or any Participant shall be construed to suggest otherwise. The Participant(s) intend that the LLC shall be treated as a partnership for federal and, if applicable, state income tax purposes, and that each Participant and the LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.


                                   ARTICLE II

                                CAPITAL ACCOUNTS

          Section 2.1    Capital Accounts.  A "Capital Account" will be
                         ----------------      ---------------
established for each Participant on the books of the LLC and will be adjusted as follows:

               (a) such Participant's contributions to the capital of the LLC will be credited to his, her or its Capital Account when received by the LLC;

               (b) at the end of each fiscal year of the LLC and upon dissolution and winding up of the LLC pursuant to Article V, Profits for such period allocated to such Participant pursuant to Section 3.2 shall be credited and Losses for such period allocated to such Participant pursuant to Section 3.2 shall be debited, as the case may be, to such Participant's Capital Account;

               (c) any amounts distributed to such Participant will be debited against his, her or its Capital Account; and

               (d) such Participant's Capital Account will otherwise be adjusted in accordance with Treas. Reg. (S)1. 704-1(b)(2)(iv).

          Section 2.2    Computation of Amounts.  For purposes of computing the
                         ----------------------
amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its deter mination, recognition and classification for federal income tax purposes; provided that:
                                                --------

               (a) any income that is exempt from Federal income tax shall be added to such taxable income or losses and any expenditures of the LLC described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

               (b) if the Book Value of any LLC property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property; and

               (c) if property that is reflected on the books of the LLC has a Book Value that differs from the adjusted tax basis of such property, depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value.

          Section 2.3    Distribution in Kind.  If securities are to be
                         --------------------
distributed in kind to the Participants pursuant to this Agreement, (i) such securities shall first be written up or down pursuant to Section 2.2(b) to their value (as determined pursuant to Article VI as of the date of such distribution), (ii) the Capital Accounts of the Participant(s) shall be adjusted immediately prior to the distribution as if such securities were sold at their value (as so determined) and (iii) the value of such securities (as so determined) received by each Participant shall be debited against his, her or its respective Capital Account at the time of distribution.


                                  ARTICLE III

                         DISTRIBUTIONS AND ALLOCATIONS

          Section 3.1    Distributions.  Distributions of cash or other assets
                         -------------
of the LLC shall be made at such times and in such amounts as the Board in its sole discretion may determine, including without limitation, distributions to the Member in amounts equal to an amount the Board may determine in good faith from time to time, to represent the sum of the maximum marginal federal, state and local income tax rates applicable to the Member or its partners, unitholders or stockholders, if applicable. Unless the Board determines otherwise, distributions shall be made to Participant's pro rata based on the Percentage
                                             --------
Interests held by each Participant. Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not make a distribution to any Participant on account of his, her or its interest in the LLC if such distribution would violate Section 18-607 of the Act or other applicable law.

          Section 3.2    Allocation of Profits and Losses. Except as may be
                         --------------------------------
required by the Code, each item of income, gain, loss, deduction or expense to the LLC shall be allocated among the Participant(s) in proportion to the Percentage Interests held by each Participant.


                                   ARTICLE IV

                          MANAGEMENT AND MEMBER RIGHTS

          Section 4.1    Authority of the Board.
                         ----------------------

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               (a) The Board (as defined below) shall have the sole right to manage the business of the LLC and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the LLC, and, no Member, unless such Member is also on the Board, shall have any authority to act for or bind the LLC but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by the Member.

               (b) When the taking of such action has been authorized by the Board, any officer of the LLC or any other person specifically authorized by the Board, may execute any contract or other agreement or document on behalf of the LLC and may execute and file on behalf of the LLC with the Secretary of State of the State of Delaware any certificates of amendment to the LLC's certificate of formation, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the LLC, at any time when there are no Members, or as otherwise provided in the Act, a certificate of cancellation canceling the LLC's certificate of formation.

               (c) All decisions regarding the management and affairs of the LLC shall be made by the Board.

          Section 4.2    Composition of the Board; Actions; Meetings.
                         -------------------------------------------

               (a) The Board of  Managers of the LLC (the "Board") shall consist
                                                           -----
     of five individuals, which number may be adjusted by the Member, and subject to the Securityholders Agreement, the Member shall be entitled to appoint all five individuals to the Board. Each member of the Board is referred to herein as a "Representative". Subject to the immediately
                              --------------
     preceding sentences and the Securityholders Agreement, the Member may remove (with or without cause) and, at its option and at any time thereafter, replace, one or more of the Representatives at any time by giving written notice pursuant to Section 9.4 of such removal and the name of the replacement Representative(s) to the Board. A "Chairman" of the
                                                            --------
     Board shall be elected by the Board for one or more one-year terms. The initial Board shall consist of those persons set forth on Schedule II
                                                               -----------
     attached hereto, each such person will be decreed duly appointed to the Board as of the date hereof. In the event that any Representative designated hereunder by the Member ceases to serve as a member of the Board, the resulting vacancy on the Board shall be filled by a Representative appointed by the Member as provided by this Section 4.2(a).

               (b) The Board may act (i) through meetings and written consents pursuant to Section 4.2(d) and (ii) through committees or through any Person to whom authority and duties have been delegated pursuant to Section 4.2(g).

               (c) A Representative may vote at a meeting of the Board or any committee thereof either in person or by proxy executed in writing by such Representative. A telegram, telex, cablegram or similar transmission by the Representative, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the

     Representative shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 4.2(c). Proxies for use at any meeting of the Board or any committee thereof or in connection with the taking of any action by written consent shall be filed with the Board, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the majority of the Board who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the LLC shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

               (d) Meetings of the Board and any committee thereof shall be held at the principal office of the LLC or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board or any committee may be called by any one Representative (or, in the case of a special meeting of any committee of the Board, by any member thereof) on at least twenty-four hours' prior written notice to the other Representatives, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Representative as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board or any committee thereof may be taken by vote of the Board or any committee at a meeting of the Representatives thereof or by unanimous written consent (without a meeting and without a vote). A meeting of the Board or any committee may be held by a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

               (e) Each Representative shall have one vote on all matters submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). The affirmative vote (whether by proxy or otherwise) of members of the Board holding a majority of the votes of all members of the Board shall be the act of the Board. Except as otherwise provided by the Board when establishing any committee, the affirmative vote (whether by proxy or otherwise) of members of such committee holding a majority of the votes of all members of such committee shall be the act of such committee.

               (f) The LLC shall pay the reasonable out-of-pocket expenses incurred by each Representative in connection with attending the meetings of the Board and any committee thereof (unless such expenses shall have been paid or are required to be paid by any other Person). Except as otherwise provided in the immediately preceding sentence or elsewhere in this Agreement, the Representatives shall not be compensated for their services as members of the Board.

               (g) The Board may, from time to time, delegate to one of more Persons (including any Representative or officer of the LLC and including through the creation and establishment of one or more committees) such authority and duties as the Board may deem advisable. In addition, the Board may assign titles (including, without limitation, managing director, chairman, chief executive officer, president, principal, vice president, secretary, assistant secretary, treasurer, or assistant treasurer) and delegate certain authority and duties to such persons. Any number of titles may be held by the same Representative or other individual. The salaries or other compensation, if any, of the officers and agents of the LLC shall be fixed from time to time by the Board. Any delegation pursuant to this Section 4.2(g) may be revoked at any time by the Board in its sole discretion.

               (h) Except as otherwise provided herein or in an agreement entered into by such Person and the LLC, no Representative or any of such Representative's Affiliates shall be liable to the LLC or to the Member for any act or omission performed or omitted by such Representative in its capacity as a member of the Board pursuant to authority granted to such Person by this Agreement; provided that, except as otherwise provided
                               -------- ----
     herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person's gross negligence, willful misconduct or knowing violation of law. The Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and no Representative or any of such Representative's Affiliates shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board (so long as such agent was selected in good faith and with reasonable care). The Board shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Board in good faith reliance on such advice shall in no event subject the Board or any Representative thereof to liability to the LLC or the Member.

          Section 4.3    Indemnification.  Except as limited by law and subject
                         ---------------
to the provisions of this Section 4.3, each person and entity shall be entitled to be indemnified and held harmless on an as incurred basis by the LLC (but only after first making a claim for indemnification available from any other source and only to the extent indemnification is not provided by that source) to the fullest extent permitted under the Act (including indemnification for negligence, gross negligence and breach of fiduciary duty to the extent so authorized) as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than such law permitted the LLC to provide prior to such amendment) against all losses, liabilities and expenses, including attorneys' fees and expenses, arising from claims, actions and proceedings in which such person or entity may be involved, as a party or otherwise, by reason of his being or having been on the Board, a Participant or officer of the LLC, or by reason of his serving at the request of the LLC as a director, officer, manager, member, partner, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan whether or not such person or entity continues to be such at the time any such loss, liability or expense is paid or incurred. The rights of indemnification provided in this Section 4.2 will be in addition to any rights to which such person may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. In particular, and without limitation of the foregoing, such person or entity shall be entitled to indemnification by the LLC against expenses (as incurred), including attorneys' fees and expenses, incurred by such person or entity upon the delivery by such person or entity to the LLC of a written undertaking (reasonably acceptable to the Board). The LLC may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any employee or agent of the LLC to the fullest extent of the provisions of this
Section 4.3 with respect to the indemnification and advancement of expenses of the Board, Participants and officers of the LLC.

          Section 4.4    Transfer of LLC Interest.
                         ------------------------

               (a) No Participant shall sell, assign, transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law (a "Transfer"), all or any portion of his, her or its interest in the LLC
      --------
     without the prior written consent of the Board, which consent may be given or withheld in its sole discretion. No Participant shall pledge or otherwise encumber all or any portion of his, her or its interest in the LLC, without the prior written consent of the Board, which consent may be given or withheld in its sole and absolute discretion.

               (b) Notwithstanding any other provision of this Agreement, any Transfer by the Participants in contravention of any of the provisions of this Section 4.4 shall be void and ineffective, and shall not bind, or be recognized by, the LLC.

               (c) If and to the extent any Transfer of an interest in the LLC is permitted hereunder, this Agreement (including the Exhibits hereto) shall be amended by the Board to reflect the Transfer of the interest in the LLC to the transferee, to admit the transferee as a Member and to reflect the elimination of the transferring Participant (or the reduction of such Transferring Participant's interest in the LLC) and (if and to the extent then required by the Act) a certificate of amendment to the certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act. The effectiveness of the Transfer of an interest in the LLC permitted hereunder and the admission of any substitute Member pursuant to this Section 4.4 shall be deemed effective immediately prior to the Transfer of an interest in the LLC to such Participant or if later on the first date that the Board receives evidence of such Transfer, including the terms thereof. If the transferring Participant has transferred all or any of its interest in the LLC pursuant to this Section 4.4, then, immediately following such transfer or if later on the first date that the Board receives evidence of such Transfer, including the terms thereof, the transferring Participant shall cease to be a Participant with respect to such interest.

               (d) Any person or entity who acquires in any manner whatsoever any interest in the LLC, irrespective of whether such person or entity has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have (i) made all of the capital contributions made by, (ii) received all of the distributions received by, and (iii) agreed to be subject to and bound by all the terms and conditions of this Agreement that, any predecessor in such interest in the LLC made, received and was subject to or bound.

          Section 4.5    Members Voting Rights; Meetings.
                         -------------------------------

               (a) No Member, unless such Member is also on the Board, shall have any right, power or duty, including the right to approve or vote on any matter, except as expressly required by the Act or other applicable law or as expressly provided for hereunder.

               (b) Unless a greater vote is required by the Act or as expressly provided for hereunder, the affirmative vote of a Majority in Interest of the Member(s) entitled to vote shall be required to approve any proposed action.

               (c) Meetings of the Member(s) for the transaction of such business as may properly come before such Member(s) shall be held at such place, on such date and at such time as the Board shall determine. Special meetings of Member(s) for any proper purpose or purposes may be called at any time by the Board or the Member(s) holding a Majority in Interest. The LLC shall deliver oral or written notice (written notice may be delivered by mail) stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than four (4) and no more than sixty (60) days before the date of the meeting.

               (d) Any action required or permitted to be taken at an annual or special meeting of the Member(s) may be taken without a meeting, without prior notice, and without a vote, provided that written consents, setting forth all proposed actions to be taken at such meeting, are signed by the Member(s) holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Member(s) entitled to vote on such action were present and voted. Every written consent shall bear the date and signature of each Member who signs such consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.

          Section 4.6    Additional Members.  The Board shall have the sole
                         ------------------
right to admit additional Members upon such terms and conditions, at such time or times as such Members shall in their sole discretion determine. In connection with any such admission, the Board shall amend Schedule I to reflect
                                                          ----------
the name, address and capital contribution of the additional Member and the new Percentage Interests of all Participants.

          Section 4.7    Termination of a Member.  A person or entity will no
                         -----------------------
longer be a Member for purposes of this Agreement upon an Event of Withdrawal. The Terminated Member shall only be entitled to continue to receive allocation of Profits and Losses and distributions of the LLC, including distributions pursuant to Article V hereof, as and when paid by the LLC, to the same extent such Terminated Member was entitled to such distributions as a Member. Except as provided in Section 9.2, such Terminated Member will not be entitled to participate in any LLC decision or determination, and his, her or its successors and assigns will acquire only his, her or its right to receive allocation of Profits and Losses and to share in LLC distributions.

          Section 4.8    Outside Businesses. Any Participant may engage in or
                         ------------------
possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the LLC, and the LLC, the Participants shall have no rights by virtue of this Agreement in and to such independent ventures or the income or gains derived therefrom, and the pursuit of any such venture, even if competitive with the business of the LLC, shall not be deemed wrongful or improper. No Participant shall be obligated to present any particular investment opportunity to the LLC even if such opportunity is of a character that, if presented to the LLC, could be taken by the LLC, and any Participant shall have the right to take for his, her or its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.


                                   ARTICLE V

                                    DURATION

          Section 5.1    Duration.  Subject to the provisions of Section 5.2 of
                         --------
this Agreement, the LLC shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                     (a) The determination of a Majority in Interest of the Members;

                     (b) The occurrence of an Event of Withdrawal with respect to the Member; or

                     (c) The entry of a decree of judicial dissolution under
Section 18-802 of the Act.

Except as otherwise set forth in this Article V, the Member(s) intend for the LLC to have perpetual existence.

          Section 5.2    Continuation of the LLC.  Notwithstanding the
                         -----------------------
provisions of Section 5.1(c) hereof, the occurrence of an Event of Withdrawal shall not dissolve the LLC if within ninety (90) days after the occurrence of such Event of Withdrawal, the business of the LLC is continued by the agreement of remaining Member(s) holding not less than a majority in interest (as defined in Revenue Procedure 94.46 or any successor thereto) of the remaining Member(s).

          Section 5.3    Winding Up.
                         ----------

          Upon dissolution of the LLC, the LLC shall be liquidated in an orderly manner. The Board shall be the liquidator pursuant to this Agreement and shall proceed diligently to wind up the affairs of the LLC and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a LLC expense. The steps to be accomplished by the liquidator are as follows:

               (a) first, the liquidator shall satisfy all of the LLC's debts and liabilities to creditors other than Participants (whether by payment or the reasonable provision for payment thereof);

               (b) second, the liquidator shall satisfy all of the LLC's debts and liabilities to Participants (whether by payment or the reasonable provision for payment thereof); and

               (c) third, all remaining assets shall be distributed to the Participants in accordance with Section 3.1.

          Section 5.4    Termination.  The LLC shall terminate when all of the
                         -----------
assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Participants in the manner provided for in this Article V, and the certificate of formation of the LLC shall have been canceled in the manner required by the Act.


                                   ARTICLE VI

                                   VALUATION

          6.1    Determination.  For purposes of this Agreement, the value of
                 -------------
any property contributed by or distributed to any Participant shall be valued as determined by the Board.

                                  ARTICLE VII

                     CERTIFICATION OF MEMBERSHIP INTERESTS

          Section 7.1    Membership Interests   Every holder of a membership
                         --------------------
interest in the LLC shall be entitled to a certificate, signed by, or in the name of the corporation by the Manager, or any officer of the LLC provided with such authority pursuant to Section 4.1(b) above, certifying such Member's percentage interest in the LLC. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the LLC or its employee or (2) by a registrar, other than the LLC or its employee, the signature of any such Manager or officer may be facsimile. In case any Manager or officer who has signed, or whose facsimile signature has been used, on any such certificate shall cease to be such Manager or officer of the LLC whether because of death, resignation or otherwise before such certificate has been delivered by the LLC, such certificate may nevertheless be issued and delivered as though the person or persons who signed such certificate or whose facsimile signature has been used thereon had not ceased to be such Manger or officer of the LLC. All certificates for membership interests shall be consecutively numbered or otherwise identified. The name of the person to whom the membership interests thereby are issued, with the Percentage Interest and date of issue, shall be entered on the books of the LLC. Membership interests of the LLC shall only be transferred on the books of the LLC by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the LLC of the certificate for such membership interests endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters at the LLC may reasonably require. In that event, it shall be the duty of the LLC to issue a new certificate to the person entitle thereto, cancel the old certificate, and record the transaction on its books. The Manager may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of membership interests of the LLC.

          Section 7.2    Lost Certificates.  The Manager may direct a new
                         -----------------
certificate or certificates to be issued in place of any certificate or certificates previously issued by the LLC alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Manager may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the LLC a bond sufficient to indemnify the LLC against any claim that may be made against the LLC on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                  ARTICLE VIII

                           BOOKS OF ACCOUNT; MEETINGS


          Section 8.1    Books. The Board will maintain on behalf of the LLC
                         -----
complete and accurate books of account of the LLC's affairs at the LLC's principal office, which books will be open to inspection by any Member (or his authorized representative) at any time during ordinary business hours and shall be maintained in accordance with the Act.

          Section 8.2    Fiscal Year.  The fiscal year of the LLC shall end on
                         -----------
December 31 of each year.

          Section 8.3    Tax Allocation and Reports.
                         --------------------------

               (a) The income, gains, losses, deductions and credits of the LLC will be allocated, for federal, state and local income tax purposes, among the Participants in accordance with the allocation of such income, gains, losses, deductions and credits among the Participants for computing their Capital Accounts, except as otherwise provided in the Code or other applicable law.

               (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Participants so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its fair market value at the time of contribution.

               (c) Within 75 days after the end of each fiscal year, the Tax Matters Partner (as defined below) shall cause the LLC to furnish each Participant with a copy of the LLC's tax return and form K-1 for such fiscal year.

               (d) The LLC hereby designates the Board to act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code.


                                   ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1    Amendments.  This Agreement may be amended or modified
                         ----------
and any provision hereof may be waived only by the consent of a Majority in Interest of the Members; provided, however, that any amendment or modification
                         --------
reducing disproportionately a Participant's Percentage Interest or other interest in the profits or losses or in distributions or increasing such person's or entity's capital contribution shall be effective only with that person's or entity's consent.

          Section 9.2    Successors.  Except as otherwise provided herein, this
                         ----------
Agreement will inure to the benefit of and be binding upon the Participants and their respective legal representatives, heirs, successors and permitted assigns.

          Section 9.3    Governing Law; Severability  The Agreement will be
                         ---------------------------
construed in accordance with the laws of the State of Delaware, and, to the maximum extent possible, in such manner as to comply with an the terms and conditions of the Act. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          Section 9.4    Notices.  All notices, demands and other communications
                         -------
to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by telecopy or sent by reputable overnight courier service (charges prepaid) to the addresses or telecopy numbers set forth in Schedule I
                                                                    ----------
hereto or to such other addresses or telecopy numbers as have been supplied in writing to the LLC.

          Section 9.5    Complete Agreement; Headings, Counterparts.  This
                         ------------------------------------------
Agreement terminates and supersedes all other agreements concerning the subject matter hereof previously entered into among any of the parties. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together will constitute one agreement.

          Section 9.6    Partition.  Each Participant waives, until termination
                         ---------
of the LLC, any and all rights that it may have to maintain an action for partition of the LLC's property.

          Section 9.7    No Strict Construction.  The parties hereto have
                         ----------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                               * * * * * * * * *

   IN WITNESS WHEREOF, the Member has caused this Amended and Restated Limited Liability Company Agreement to be signed as of the date first above written.


                         MEMBER:

                         ALLIANCE LAUNDRY HOLDINGS LLC


                         By:  _______________________________________

                         Its: _______________________________________

                                   SCHEDULE I


                                 Capital Contribution  Percentage Interest
                                 --------------------  --------------------
Member
------

Alliance Laundry Holdings LLC             *                   100%



* Alliance Laundry Holdings LLC's capital contribution to the capital of the LLC consists of all of its right, title and interest in, to and under, all of its assets and liabilities.

                                  SCHEDULE II

                           Initial Board of Managers
                           -------------------------

                             Thomas F. L'Esperance
                                Edward W. Conard
                                 Robert C. Gay
                                Stephen M. Zide
                                Stephen Sherrill